UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2016

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(323) 424-3169

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 9, 2016, Rich Pharmaceuticals, Inc. (the “Company”) completed a financing with LG Capital Funding, LLC (“LG”) pursuant to a Securities Purchase Agreement (the “SPA”), an 8% Convertible Redeemable Promissory Note in the principal amount of $84,250 (the “First Note”), and an 8% Convertible Redeemable Promissory Note in the principal amount of $84,250 (the “Second Note”). The First and Second Note each bear interest at the rate of 8% and must be repaid on or June 8, 2017. The First Note and Second Note may be converted by LG into shares of Company common stock at a conversion price equal to 50% of the lowest trading price during the 20-day period prior to conversion (as determined in the First Note and Second Note). The Second Note was initially paid for by the issuance of an offsetting $84,250 secured note issued to the Company by LG (the “LG Note”), provided that prior to conversion of the Second Note, LG must have paid off the LG Note in cash such that the Second Note may not be converted until it has been paid for in cash. The SPA, First Note and Second Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the First Note and Second Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA, the First Note, the Second Note, and the LG Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

The issuance of the First Note and Second Note were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the notes was an accredited investor.

The SPA with LG was entered into with LG in connection with a consolidation of the Company’s outstanding convertible notes pursuant to which LG purchased from Auctus Fund LLC and Typenex Co-Investment LLC the outstanding notes issued by the Company to each of Auctus Fund LLC and Typenex Co-Investment LLC.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description
10.44	Securities Purchase Agreement dated June 8, 2016 with LG Capital Funding, LLC
10.45	8% Convertible Redeemable Promissory Note dated June 8, 2016 with LG Capital Funding, LLC
10.46	8% Convertible Redeemable Promissory Note dated June 8, 2016 with LG Capital Funding, LLC
10.47	Collateralized Secured Promissory Note dated June 8, 2016 issued by LG Capital Funding, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.

Dated: June 15, 2016	By:	/s/ Ben Chang
Ben Chang Chief Executive Officer

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